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                                                                    EXHIBIT 99.2
    CERTIFICATIONS REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Marvin J. Girouard, the Chief Executive Officer of Pier 1 Imports, Inc., hereby certify that:

         1. The quarterly report of Pier 1 Imports, Inc. for the period ended May 31, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.


Date:  July 10, 2003             By: /s/ Marvin J. Girouard
      ---------------                -------------------------------------------
                                     Marvin J. Girouard, Chairman of the Board
                                     and Chief Executive Officer


I, Charles H. Turner, the Chief Financial Officer of Pier 1 Imports, Inc., hereby certify that:

         1. The quarterly report of Pier 1 Imports, Inc. for the period ended May 31, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.



Date:  July 10, 2003            By: /s/ Charles H. Turner
      ---------------               --------------------------------------------
                                    Charles H. Turner, Executive Vice President,
                                    Chief Financial Officer and Treasurer